EXHIBIT 10.25

            SECURED PROMISSORY NOTE TO PINNACLE FINANCIAL CORPORATION
                              DATED MARCH 31, 2001


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                  AMENDED AND RESTATED SECURED PROMISSORY NOTE


$336,200.66                                                Scottsdale, Arizona
                                                           March 31, 2001

         FOR VALUE RECEIVED, AUTOTRADECENTER.COM INC., an Arizona corporation formerly known as Auto Network Group, Inc. and/or Auto Network USA, Inc. (the "Maker"), promises to pay to Pinnacle Financial Corporation ("Holder"), an Arizona corporation, the sum of THREE HUNDRED THIRTY SIX THOUSAND TWO HUNDRED DOLLARS AND SIXTY SIX CENTS ($336,200.66) and to pay interest on the first day of each month (unless otherwise requested by Holder) beginning May 1, 2001 on principal accruing from April 1, 2001; and from the date hereof on the full principal balance, all at the rate of twelve percent (12%) per annum. All principal and accrued but unpaid interest hereunder shall be due April 1, 2002. Payments shall be made to c/o Mark Moldenhauer, Pinnacle Financial Corporation, 14500 N. Northsight Blvd., Suite 213, Scottsdale, AZ 85260.

         Time is of the essence hereof. In the event of any default in the payment of any amount due hereunder, the unpaid principal sum of this Promissory Note and accrued interest remaining unpaid may at any time thereafter, at the holder's option and without further notice or demand, be declared and become due and payable forthwith, and Maker shall pay any and all costs, expenses, and fees, including reasonable attorneys' fees, incurred in collecting or enforcing payment hereunder. Default interest on the sums due hereunder, including such attorneys' fees, shall accrue at the rate of eighteen percent (18%) per annum.

         Holder shall have the right, at any time prior to payment of any and all sums due pursuant to this Note, to convert said amount into shares of Maker's Common Stock at the lesser of $0.375 per share or the average closing bid price of Maker's Common Stock for the 30 previous trading days prior to conversion. Holder shall also have the right to accelerate the outstanding balance hereof without notice or demand and in the event that either Roger L. Butterwick or John E. Rowlett ceases to be officers and directors of Maker.

         At no time shall Maker be obligated or required to pay interest on the principal balance of this Note at a rate which would subject the holder hereof to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the principal balance of this Note at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be reduced immediately to such maximum rate for so long as (and only for so long as) the rate hereunder is in excess of such maximum rate, and interest paid hereunder in excess of such maximum rate shall be applied to and shall be deemed to have been payment in reduction of the principal balance of this Note or, if the principal balance shall have been paid, shall be refunded to Maker.



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         Maker hereby acknowledges that the loan for which payment is promised hereby has been made and will be used only for business or commercial purposes other than agricultural purposes and hereby covenants that the proceeds hereof will be used only for such purposes. Maker hereby also acknowledges that the loan for which payment is promised hereby has been made, is issued pursuant, and is subject, to the Arizona Uniform Commercial Code Financing Statement - UCC-1 filed May 26, 2000 with the Secretary of State, State of Arizona, a copy of which is attached to this Note and incorporated by reference herein.

         This Note may be modified or amended only by an agreement in writing signed by the party against whom enforcement of such modification or amendment is sought. Maker (and the undersigned representative of Maker, if this Note is executed by a representative) represents that Maker has full power, authority, and legal right to execute and deliver this Note and the debt hereunder constitutes a valid and binding obligation of Maker. The laws of the State of Arizona govern the interpretation and enforcement of this Note. This Note amends and restates in full the Amended and Restated Promissory Note dated March 31, 2000 for $2,675,420.00 from AutoTradeCenter.com Inc. to Pinnacle Financial Corporation, an Arizona corporation.

         IN WITNESS WHEREOF, Maker has executed the foregoing Amended and Restated Promissory Note as of the date and year first written above.

AUTOTRADECENTER.COM INC.,
an Arizona corporation

By     /S/ ROGER L. BUTTERWICK
    -----------------------------------------
Roger L. Butterwick, its President


ACCEPTED BY

PINNACLE FINANCIAL CORPORATION,
an Arizona corporation


By  /S/ PINNACLE FINANCIAL CORPORATION
   ------------------------------------------------
Mark Moldenhauer, its President




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                              INDIVIDUAL GUARANTORS

         We, the undersigned, personally guaranty the payment of the aforesaid note:

Signed in the presence of:                    Individual Guarantors:

/s/ M. H. Feinstein                           /s/ Roger L. Butterwick
--------------------------                    ---------------------------
Witness                                       Roger L. Butterwick

/s/ M. H. Feinstein                           /s/ John E. Rowlett
--------------------------                    ---------------------------
Witness                                       John E. Rowlett